-------------------------------------------------------------------------------




                         REVOLVING CREDIT

                               AND

                        SECURITY AGREEMENT

-------------------------------------------------------------------------------



                    BNY FINANCIAL CORPORATION
                     (AS LENDER AND AS AGENT)


-------------------------------------------------------------------------------


                               WITH


-------------------------------------------------------------------------------


                    PDS FINANCIAL CORPORATION

                               AND

                 PDS FINANCIAL CORPORATION-NEVADA
                           (BORROWERS)


-------------------------------------------------------------------------------


                          April 9, 1997


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

                          Table of Contents

I.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1.    ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2.    GENERAL TERMS. . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.3.    UNIFORM COMMERCIAL CODE TERMS. . . . . . . . . . . . . . . . .  16
      1.4.    CERTAIN MATTERS OF CONSTRUCTION. . . . . . . . . . . . . . . .  16

II.   ADVANCES, PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      2.1.    (a)   TOTAL ADVANCES . . . . . . . . . . . . . . . . . . . . .  17
              (b)   INDIVIDUAL ADVANCES. . . . . . . . . . . . . . . . . . .  17
      2.2.    PROCEDURE FOR BORROWING. . . . . . . . . . . . . . . . . . . .  17
      2.3.    DISBURSEMENT OF ADVANCE PROCEEDS . . . . . . . . . . . . . . .  18
      2.4.    REPAYMENT OF ADVANCES. . . . . . . . . . . . . . . . . . . . .  18
      2.5.    REPAYMENT OF EXCESS ADVANCES . . . . . . . . . . . . . . . . .  19
      2.6.    STATEMENT OF ACCOUNT . . . . . . . . . . . . . . . . . . . . .  19
      2.7.    ADDITIONAL PAYMENTS. . . . . . . . . . . . . . . . . . . . . .  20
      2.8.    MANNER OF BORROWING AND PAYMENT. . . . . . . . . . . . . . . .  20
      2.9.    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .  22
      2.10.   DEFAULTING LENDER. . . . . . . . . . . . . . . . . . . . . . .  22

III.  INTEREST AND FEES. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      3.1.    INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      3.2.    (a)   CLOSING FEE. . . . . . . . . . . . . . . . . . . . . . .  25
              (b)   FACILITY FEE . . . . . . . . . . . . . . . . . . . . . .  25
      3.3.    (a)   COLLATERAL MONITORING FEE. . . . . . . . . . . . . . . .  25
              (b)   COLLATERAL EVALUATION FEE. . . . . . . . . . . . . . . .  25
      3.4.    MINIMUM ANNUAL FEES. . . . . . . . . . . . . . . . . . . . . .  25
      3.5.    COMPUTATION OF INTEREST AND FEES . . . . . . . . . . . . . . .  25
      3.6.    MAXIMUM CHARGES. . . . . . . . . . . . . . . . . . . . . . . .  25
      3.7.    INCREASED COSTS. . . . . . . . . . . . . . . . . . . . . . . .  26
      3.8.    CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . . . .  26

IV.   COLLATERAL:  GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . .  27
      4.1.    SECURITY INTEREST IN THE COLLATERAL. . . . . . . . . . . . . .  27
      4.2.    PERFECTION OF SECURITY INTEREST. . . . . . . . . . . . . . . .  27
      4.3.    DISPOSITION OF COLLATERAL. . . . . . . . . . . . . . . . . . .  28
      4.4.    PRESERVATION OF COLLATERAL . . . . . . . . . . . . . . . . . .  28
      4.5.    OWNERSHIP OF COLLATERAL. . . . . . . . . . . . . . . . . . . .  28
      4.6.    DEFENSE OF AGENT'S AND LENDER'S INTERESTS. . . . . . . . . . .  29
      4.7.    BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . .  29
      4.8.    FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . .  30
      4.9.    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . .  30
      4.10.   INSPECTION OF PREMISES . . . . . . . . . . . . . . . . . . . .  30
      4.11.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                      -i-


      4.12.   FAILURE TO PAY INSURANCE . . . . . . . . . . . . . . . . . . .  31
      4.13.   PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . .  31
      4.14.   PAYMENT OF LEASEHOLD OBLIGATIONS . . . . . . . . . . . . . . .  32
      4.15.   ASSIGNED LEASES. . . . . . . . . . . . . . . . . . . . . . . .  32
              (a)   NATURE OF ASSIGNED LEASES. . . . . . . . . . . . . . . .  32
              (b)   SOLVENCY OF LESSEE . . . . . . . . . . . . . . . . . . .  32
              (c)   LOCATIONS OF BORROWERS . . . . . . . . . . . . . . . . .  32
              (d)   COLLECTION . . . . . . . . . . . . . . . . . . . . . . .  32
              (e)   NOTIFICATION OF ASSIGNMENT . . . . . . . . . . . . . . .  32
              (f)   POWER OF AGENT TO ACT ON BORROWERS' BEHALF . . . . . . .  33
              (g)   NO LIABILITY . . . . . . . . . . . . . . . . . . . . . .  34
              (h)   ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT . .  34
      4.16.   INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . .  35
      4.17.   MAINTENANCE OF LEASED EQUIPMENT. . . . . . . . . . . . . . . .  35
      4.18.   EXCULPATION OF LIABILITY . . . . . . . . . . . . . . . . . . .  35
      4.19.   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . .  35
      4.20.   FINANCING STATEMENTS . . . . . . . . . . . . . . . . . . . . .  37

V.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . .  37
      5.1.    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      5.2.    FORMATION AND QUALIFICATION. . . . . . . . . . . . . . . . . .  38
      5.3.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . .  38
      5.4.    TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . .  38
      5.5.    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . .  38
      5.6.    CORPORATE NAME . . . . . . . . . . . . . . . . . . . . . . . .  39
      5.7.    O.S.H.A. AND ENVIRONMENTAL COMPLIANCE. . . . . . . . . . . . .  39
      5.8.    SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT. .  40
      5.9.    PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES . . . . . . . . .  41
      5.10.   LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . .  41
      5.11.   DEFAULT OF INDEBTEDNESS. . . . . . . . . . . . . . . . . . . .  42
      5.12.   NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      5.13.   NO BURDENSOME RESTRICTIONS . . . . . . . . . . . . . . . . . .  42
      5.14.   NO LABOR DISPUTES. . . . . . . . . . . . . . . . . . . . . . .  42
      5.15.   MARGIN REGULATIONS . . . . . . . . . . . . . . . . . . . . . .  42
      5.16.   INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . .  42
      5.17.   DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      5.18.   DELIVERY OF SUBORDINATED DEBT DOCUMENTATION. . . . . . . . . .  43
      5.19.   SWAPS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      5.20.   CONFLICTING AGREEMENTS . . . . . . . . . . . . . . . . . . . .  43
      5.21.   APPLICATION OF CERTAIN LAWS AND REGULATIONS. . . . . . . . . .  43
      5.22.   BUSINESS AND PROPERTY OF BORROWER. . . . . . . . . . . . . . .  43

VI.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .  43
      6.1.    PAYMENT OF FEES. . . . . . . . . . . . . . . . . . . . . . . .  43
      6.2.    CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. .  44
      6.3.    VIOLATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      6.4.    GOVERNMENT RECEIVABLES . . . . . . . . . . . . . . . . . . . .  44
      6.5.    TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . . . . .  44

                                      -ii-


      6.6.    FIXED CHARGE COVERAGE RATIO. . . . . . . . . . . . . . . . . .  45
      6.7.    LEVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . . . .  45
      6.8.    EXECUTION OF SUPPLEMENTAL INSTRUMENTS. . . . . . . . . . . . .  45
      6.9.    PAYMENT OF INDEBTEDNESS. . . . . . . . . . . . . . . . . . . .  45
      6.10.   STANDARDS OF FINANCIAL STATEMENTS. . . . . . . . . . . . . . .  45
      6.11.   INTEREST RATE CAP. . . . . . . . . . . . . . . . . . . . . . .  45
      6.12.   APPRAISALS . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      6.13.   GAMING LAWS. . . . . . . . . . . . . . . . . . . . . . . . . .  46

VII.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      7.1.    MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS. . . . .  46
      7.2.    CREATION OF LIENS. . . . . . . . . . . . . . . . . . . . . . .  46
      7.3.    GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      7.4.    INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  46
      7.5.    LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      7.6.    CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . .  47
      7.7.    DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      7.8.    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . .  47
      7.9.    NATURE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .  47
      7.10.   TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . .  47
      7.11.   LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      7.12.   SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . .  48
      7.13.   FISCAL YEAR AND ACCOUNTING CHANGES . . . . . . . . . . . . . .  48
      7.14.   PLEDGE OF CREDIT . . . . . . . . . . . . . . . . . . . . . . .  48
      7.15.   AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS. . . . . . . .  48
      7.16.   COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . . . .  48
      7.17.   DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . .  49

VIII. CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.1.    CONDITIONS TO INITIAL ADVANCES . . . . . . . . . . . . . . . .  49
              (a)   NOTE . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              (b)   FILINGS, REGISTRATIONS AND RECORDINGS. . . . . . . . . .  49
              (c)   CORPORATE PROCEEDINGS OF BORROWERS . . . . . . . . . . .  49
              (d)   INCUMBENCY CERTIFICATES OF BORROWERS . . . . . . . . . .  50
              (e)   CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .  50
              (f)   GOOD STANDING CERTIFICATES . . . . . . . . . . . . . . .  50
              (g)   LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . .  50
              (h)   NO LITIGATION. . . . . . . . . . . . . . . . . . . . . .  50
              (i)   FINANCIAL CONDITION CERTIFICATES . . . . . . . . . . . .  50
              (j)   COLLATERAL EXAMINATION . . . . . . . . . . . . . . . . .  50
              (k)   FEES . . . . . . . . . . . . . . . . . . . . . . . . . .  50
              (l)   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . .  51
              (m)   OTHER DOCUMENTS. . . . . . . . . . . . . . . . . . . . .  51
              (n)   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .  51
              (o)   PAYMENT INSTRUCTIONS . . . . . . . . . . . . . . . . . .  51
              (p)   CONSENTS . . . . . . . . . . . . . . . . . . . . . . . .  51
              (q)   NO ADVERSE MATERIAL CHANGE . . . . . . . . . . . . . . .  51
              (r)   SUBORDINATED DEBT DOCUMENTATION. . . . . . . . . . . . .  51

                                      -iii-


              (s)   NET WORTH. . . . . . . . . . . . . . . . . . . . . . . .  51
              (t)   CONTRACT REVIEW. . . . . . . . . . . . . . . . . . . . .  51
              (u)   CLOSING CERTIFICATE. . . . . . . . . . . . . . . . . . .  52
              (v)   BORROWING BASE . . . . . . . . . . . . . . . . . . . . .  52
              (x)   OTHER. . . . . . . . . . . . . . . . . . . . . . . . . .  52
      8.2.    CONDITIONS TO EACH ADVANCE . . . . . . . . . . . . . . . . . .  52
              (a)   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  52
              (b)   NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . .  52
              (c)   MAXIMUM ADVANCES . . . . . . . . . . . . . . . . . . . .  52
              (d)   ORIGINAL CHATTEL PAPER . . . . . . . . . . . . . . . . .  53

IX.   INFORMATION AS TO BORROWER . . . . . . . . . . . . . . . . . . . . . .  53
      9.1.    DISCLOSURE OF MATERIAL MATTERS . . . . . . . . . . . . . . . .  53
      9.2.    SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      9.3.    ENVIRONMENTAL CERTIFICATE. . . . . . . . . . . . . . . . . . .  53
      9.4.    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . .  54
      9.5.    MATERIAL OCCURRENCES . . . . . . . . . . . . . . . . . . . . .  54
      9.6.    GOVERNMENT RECEIVABLES . . . . . . . . . . . . . . . . . . . .  54
      9.7.    ANNUAL FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . .  54
      9.8.    QUARTERLY FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  55
      9.9.    MONTHLY FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .  55
      9.10.   OTHER REPORTS. . . . . . . . . . . . . . . . . . . . . . . . .  56
      9.11.   ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . .  56
      9.12.   PROJECTED OPERATING BUDGET . . . . . . . . . . . . . . . . . .  56
      9.13.   INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . .  56
      9.14.   NOTICE OF SUITS, ADVERSE EVENTS. . . . . . . . . . . . . . . .  56
      9.15.   ERISA NOTICES AND REQUESTS . . . . . . . . . . . . . . . . . .  56
      9.16.   ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . .  57

X.    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . .  57

XI.   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT . . . . . . . . . . . . . .  60
      11.1.   RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . .  60
      11.2.   AGENT'S DISCRETION . . . . . . . . . . . . . . . . . . . . . .  61
      11.3.   SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      11.4.   RIGHTS AND REMEDIES NOT EXCLUSIVE. . . . . . . . . . . . . . .  61

XII.  WAIVERS AND JUDICIAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .  61
      12.1.   WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . .  61
      12.2.   DELAY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
      12.3.   JURY WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . .  62

XIII. EFFECTIVE DATE AND TERMINATION . . . . . . . . . . . . . . . . . . . .  62
      13.1.   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
      13.2.   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .  62

XIV.  REGARDING AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
      14.1.   APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                      -iv-


      14.2.   NATURE OF DUTIES . . . . . . . . . . . . . . . . . . . . . . .  63
      14.3.   LACK OF RELIANCE ON AGENT AND RESIGNATION. . . . . . . . . . .  64
      14.4.   CERTAIN RIGHTS OF AGENT. . . . . . . . . . . . . . . . . . . .  65
      14.5.   RELIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      14.6.   NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . .  65
      14.7.   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .  65
      14.8.   AGENT IN ITS INDIVIDUAL CAPACITY . . . . . . . . . . . . . . .  66
      14.9.   DELIVERY OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . .  66
      14.10.  BORROWERS' UNDERTAKING TO AGENT. . . . . . . . . . . . . . . .  66

XV.   BORROWING AGENCY . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
      15.1.   BORROWING AGENCY PROVISIONS. . . . . . . . . . . . . . . . . .  66
      15.2.   WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . .  67

XIV.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      16.1.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . .  67
      16.2.   ENTIRE UNDERSTANDING . . . . . . . . . . . . . . . . . . . . .  68
      16.3.   SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS. . . . . .  69
      16.4.   APPLICATION OF PAYMENTS. . . . . . . . . . . . . . . . . . . .  71
      16.5.   INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      16.6.   NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      16.7.   SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
      16.8.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . .  72
      16.9.   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
      16.10.  INJUNCTIVE RELIEF. . . . . . . . . . . . . . . . . . . . . . .  73
      16.11.  CONSEQUENTIAL DAMAGES. . . . . . . . . . . . . . . . . . . . .  73
      16.12.  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
      16.14.  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  73
      16.15.  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . .  73
      16.16.  SENIOR DEBT. . . . . . . . . . . . . . . . . . . . . . . . . .  74


                         REVOLVING CREDIT
                               AND
                        SECURITY AGREEMENT
                        __________________


          Revolving Credit and Security Agreement dated April 9, 1997 between PDS Financial Corporation, a corporation organized under the laws of the State of Minnesota ("PDS"), PDS Financial Corporation-Nevada, a corporation organized under the laws of the State of Nevada ("PDS Nevada") (each a "Borrower" and, jointly and severally, the "Borrowers"), the financial institutions which are now or hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and BNY FINANCIAL CORPORATION ("BNYFC"), a corporation organized under the laws of the State of New York, as agent for Lenders (BNYFC, in such capacity, the "Agent").

          IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of Borrowers, Lender and Agent hereby agree as follows:

I.     DEFINITIONS.

       1.1. ACCOUNTING TERMS. As used in this Agreement, the Revolving Credit Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section
1.2 to the extent not defined, shall have the respective meanings given to them under GAAP, PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 1995.

       1.2. GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

              "ACCOUNTANTS" shall have the meaning set forth in Section 9.7 hereof.

              "ADVANCES" shall mean advances made pursuant to Section 2.1(a) hereof.

              "ADVANCE RATES" shall have the meaning set forth in Section 2.1(a) hereof.

              "AFFILIATE" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

              "AGENT" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

              "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

              "APPROVED LESSEE" shall mean a Lessee of a Borrower which satisfies each and every one of the conditions described on SCHEDULE 1.2(A), as determined by Agent, or any such other Lessee of a Borrower specifically approved in writing by Agent.

              "ASSIGNED LEASE" shall mean each Eligible Lease and each other Equipment Lease specifically assigned to Agent hereunder or pursuant hereto.

              "AUTHORITY" shall have the meaning set forth in Section 4.19(d).

              "AVERAGE MONTHLY LIBOR RATE" shall mean the rate per annum for the one month LIBOR rate as published in THE WALL STREET JOURNAL, averaged monthly.

              "BANK" shall mean The Bank of New York.

              "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 4.15(h).

              "BNYFC" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

              "BORROWER" or "BORROWERS" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

              "BORROWERS ON A CONSOLIDATED BASIS" shall mean the consolidation in accordance with GAAP of the accounts or other items of PDS and its Subsidiaries.

              "BORROWING AGENT" shall mean PDS and its permitted successors and assigns.

              "BUSINESS DAY" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

              "CASH FLOW" for any period, shall mean the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation and amortization and all other non-cash charges, which were deducted in determining net income for such period, minus (iii) non cash credits which were taken into account in determining Earnings Before Interest and Taxes for such period.

              "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ.

              "CHANGE OF OWNERSHIP" shall mean:

       (1) as respects PDS Nevada, the occurrence of one or more of the following events:

              (a) 50% or more of the common stock of PDS Nevada is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of PDS Nevada held by the PDS Nevada Original Owner is convertible or for which any such shares of the capital stock of PDS Nevada or of any other Person may be exchanged and any shares of common stock issuable to the PDS Nevada Original Owner upon exercise of any warrants, options or similar rights which may at the time of calculation be held by the PDS Nevada Original Owner) the PDS Nevada Original Owner or an Affiliate of the PDS Nevada Original Owner; or

              (b) any merger, consolidation or sale of substantially all of the property or assets of PDS Nevada; or

       (2) as respects PDS, the occurrence of one or more of the following events:

              (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of PDS to any Person (other than Mr. Johan P. Finley) or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (a "Group of Persons");

              (b) the consummation of any consolidation or merger of PDS with or into another corporation with the effect that the stockholders of PDS immediately prior to the date of the consolidation or merger hold immediately after such merger or consolidation less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger, or the corporation resulting from such consolidation, ordinarily having the right to vote in the election of directors immediately after such merger or consolidation;

              (c) the stockholders of PDS shall approve any plan or proposal for the liquidation or dissolution of PDS;

              (d) a Person (other than Mr. Johan P. Finley) or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of PDS representing more than 50% of the combined voting power of the then outstanding securities of PDS ordinarily having the right to vote in the election of the directors; or

              (e) a Person (other than Mr. Johan P. Finley) or Group of Persons together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of PDS such that such nominees, when added to any existing directors remaining on the Board of Directors of PDS after such election who are Affiliates of such Person or Group of Persons, will constitute a majority of the Board of Directors of PDS.

              "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

              "CLOSING DATE" shall mean April ___, 1997 or such other date as may be agreed to by the parties hereto.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

              "COLLATERAL" shall mean and include:

                    (a) Each Assigned Lease, all amounts payable by Lessees thereunder and all rights and remedies of Borrower as lessor thereunder including, but not limited to, the right to amend the lease, to grant a waiver to Lessee and to declare a default under the lease;

                    (b) Leased Equipment, together with all accessions, accessories, additions, amendments, attachments, modifications, replacements and substitutions;

                    (c) Borrower's rights against guarantors, subordinators, hypothecators, vendors of the Leased Equipment and other third parties with respect to Assigned Leases or Leased Equipment;

                    (d) Any proceeds or products of any of the foregoing, including all policies of insurance pertaining to any of the foregoing as well as any proceeds pertaining to such policies insofar as such proceeds relate to the foregoing; and

                    (e) All books and records of Borrower pertaining to any of the foregoing.

              "COMMITMENT PERCENTAGE" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) hereof.

              "COMMITMENT TRANSFER SUPPLEMENT" shall mean a document in the form of EXHIBIT 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

              "CONSENTS" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

              "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

              "D & I CERTIFICATE" shall mean and include a certificate duly executed by a Lessee acknowledging the delivery, installation and acceptance by such Lessee of Leased Equipment.

              "DEBENTURES" shall mean PDS' 11.5% Convertible Subordinated Debentures dated as of November 2, 1993.

              "DEFAULT" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

              "DEFAULT RATE" shall have the meaning set forth in Section 3.1 hereof.

              "DEFAULTING LENDER" shall have the meaning set forth in Section 2.10(a) hereof.

              "DEPOSITORY ACCOUNTS" shall have the meaning set forth in Section 4.15(h) hereof.

              "DISCOUNTED COST" shall mean the gross invoice amount of Gaming Device Goods less all applicable discounts, credits and allowances.

              "DISCOUNT RATE" shall mean an annual rate of interest equal to the Alternate Base Rate plus three percent (3.0%) as calculated two (2) Business Days prior to the applicable Take Down Date.

              "DOCUMENTS" shall have the meaning set forth in Section 8.1(c) hereof.

              "DOLLARS" and the sign "$" shall mean lawful money of the United States of America.

              "DOMESTIC RATE LOAN" shall mean any Advance that bears interest based upon the Alternate Base Rate.

              "EARNINGS BEFORE INTEREST AND TAXES" shall mean net income of Borrowers on a Consolidated Basis before interest and taxes.

              "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period PLUS (ii) depreciation and amortization expenses for such period, to the extent such depreciation and amortization expenses were deducted in calculating Earnings Before Interest and Taxes.

              "ELIGIBLE LEASE" shall mean and include an Equipment Lease which Agent, in its sole credit judgment, shall deem to be an Eligible Lease, based on such considerations as Agent may from time to time deem appropriate. An Equipment Lease shall not be deemed eligible unless the original chattel paper relating to such Equipment Lease is in the possession of Agent and it is not subject to any other Lien. In addition, no Equipment Lease shall be an Eligible Lease if:

              (a)   it is cancelable by the lessee;

              (b) the Lessee has not duly executed a D & I Certificate with respect thereto;

              (c)   its initial term is longer than 48 months;

              (d) the applicable Borrower has not received all requisite regulatory approvals, whether pertaining to such Equipment Lease's execution, enforceability or otherwise;

              (e) it is not substantially in the form of EXHIBIT 1.2(A) hereto, except insofar as any variation enhances the rights and benefits of the lessor and/or any assignee of such Equipment Lease;

              (f) the applicable Borrower has not duly filed properly completed and executed Uniform Commercial Code financing statements against the Lessee covering the goods subject to such Equipment Lease;

              (g) it has not been assigned to Agent by an assignment in a form satisfactory in all respects to Agent;

              (h) the Lessee has not been notified, in writing, of the Equipment Lease assignment to Agent, with instructions to make payment thereunder to Agent or as Agent may direct;

              (i) the Lessee has not acknowledged, in writing, the Equipment Lease assignment to Agent;

              (j) the borrowing base availability created by such Equipment Lease under SECTION 2.1(A) is less than $250,000;

              (k) the Lessee thereunder is an Affiliate of any Borrower or a Person controlled by an Affiliate of any Borrower;

              (l) the monthly installment under such Equipment Lease is unpaid more than thirty (30) days after the original due date of such installment;

              (m) the Lessee thereunder is in default in payment of any Assigned Lease installment for more than thirty (30) days after the original due date of such installment;

              (n) any covenant, representation or warranty contained in this Agreement with respect to such Eligible Lease has been breached;

              (o) the Lessee shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

              (p) the Equipment Lease is entered into with a Lessee outside the continental United States of America, unless the lease is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

              (q) the original Equipment Lease is not in the possession of Agent;

              (r) Agent believes, in its sole judgment, that collection of any amounts due under such Equipment Lease is insecure or that any such amounts may not be paid by reason of the Lessee's financial inability to pay;

              (s) the Lessee is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower effectuates an assignment of its right to payment of all amounts due under such Equipment Lease to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 ET SEQ. and 41 U.S.C. Sub-Section 15 ET SEQ.) or has otherwise complied with other applicable statutes or ordinances;

              (t) the goods relating to such Equipment Lease have not been shipped and delivered to and accepted by the Lessee, which acceptance has been evidenced by a duly executed D & I Certificate, or the Equipment Lease otherwise does not represent a consummated transaction;

              (u)   the Lessee is not an Approved Lessee;

              (v) any amount due under such Equipment Lease is subject to any offset, deduction, defense, dispute, or counterclaim, the Lessee is also a creditor or supplier of a Borrower or any amount due under such Equipment Lease is contingent in any respect or for any reason;

              (w) the applicable Borrower has made any agreement with a Lessee for any deduction therefrom;

              (x) the Lessee has not agreed to remit lease payments directly to Agent;

              (y) any return, rejection or repossession of the goods subject to the Equipment Lease has occurred;

              (z) any amount due under such Equipment Lease is not payable to a Borrower;

              (aa) the goods subject to such Equipment Lease are not covered by insurance acceptable in all respects to Agent under which Agent is named as a loss payee; or

              (ab) any amount due under such Equipment Lease is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

              "ELIGIBLE LEASED EQUIPMENT" shall mean, with respect to each Borrower, Leased Equipment subject to an Eligible Lease.

              "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in
Section 4.19(d) hereof.

              "ENVIRONMENTAL LAWS" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

              "EQUIPMENT ADVANCE RATE" shall have the meaning set forth in
Section 2.1(a)(i) hereof.

              "EQUIPMENT LEASE" shall mean and include each lease of Leased Equipment by a Borrower to a Lessee.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

              "EURODOLLAR RATE LOAN" shall mean an Advance at any time that bears interest based on the Average Monthly LIBOR Rate.

              "EVENT OF DEFAULT" shall mean the occurrence of any of the events set forth in Article X hereof.

              "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

              "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.5(b) hereof.

              "FIXED CHARGE COVERAGE RATIO" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA during such period to (b) the sum of each Borrower's (i) interest expense on Indebtedness for Borrowed Money PLUS (ii) Subordinated Principal Debt Payments PLUS (iii) taxes paid, each during such period.

              "FORMULA AMOUNT" shall have the meaning set forth in Section
2.1(a).

              "FUNDED DEBT RATIO" shall mean and include, with respect to any fiscal period, the ratio of (a) Indebtedness for Borrowed Money (other than the Subordinated Indebtedness and non-recourse Indebtedness) to (b) EBITDA.

              "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

              "GAMING AUTHORITIES" shall mean the governmental agencies and/or commissions having jurisdiction over Borrowers in the various states in which Borrowers do business.

              "GAMING DEVICE GOODS" shall mean goods consisting of electronic and mechanical gaming devices with integral attachments.

              "GAMING LAWS" shall mean the statutes and regulations relating to gaming and the operation of Gaming Device Goods promulgated by the various states and Gaming Authorities in which Borrowers do business.

              "GOVERNMENTAL BODY" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

              "HAZARDOUS DISCHARGE" shall have the meaning set forth in Section 4.19(d) hereof.

              "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

              "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

              "INDEBTEDNESS" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise and except non-recourse indebtedness) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

              "INDEBTEDNESS FOR BORROWED MONEY" shall mean each Borrower's Indebtedness under this Agreement and all of each such Borrower's other Indebtedness classified as debt in accordance with GAAP.

              "INDENTURE" shall mean the Indenture of Trust between PDS (f/k/a Progressive Distribution Systems, Inc.) and First Trust National Association, as trustee, dated as of November 2, 1993, as supplemented by First Supplemental Indenture of Trust dated as of November 8, 1993.

              "INDIVIDUAL FORMULA AMOUNT" shall mean at the date of determination thereof, with respect to each Borrower an amount equal to: (a) the lesser of (A) up to the Equipment Advance Rate of the sum of the Discounted Cost of Eligible Leased Equipment (other than Used Equipment) of such Borrower, PLUS the lesser of (x) up to the Equipment Advance Rate of the cost of Used Equipment of such Borrower and (y) up to the Equipment Advance Rate of the Orderly Liquidation Value of Used Equipment of such Borrower or (B) up to the Lease Advance Rate of the amount of the periodic payments due under the Eligible Leases of such Borrower discounted at the Discount Rate, in each case amortized in equal monthly amounts over 23, 35 or 47 months from each initial Take Down Date depending on the term of the applicable Equipment Lease (it being the intention of the parties that the amortization schedule be one month less than the lease term, but in no event is the applicable amortization schedule to exceed 47 months), MINUS (b) such reserves as Agent may reasonably deem proper and necessary from time to time.

              "LEASE ADVANCE RATE" shall have the meaning set forth in Section 2.1(a)(i) hereof.

              "LEASED EQUIPMENT" shall mean and include Gaming Device Goods and all other goods leased by a Borrower to a Lessee under an Assigned Lease.

              "LENDER" AND "LENDERS" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a transferee, successor or assign of any Lender.

              "LESSEE" shall mean and include the actual or prospective purchaser or lessee of goods with respect to any Assigned Lease.

              "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

              "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect
(a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) any Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Other Documents.

              "MAXIMUM REVOLVING ADVANCE AMOUNT" shall mean $20,000,000.

              "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

              "NET WORTH" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of the Borrowers on a Consolidated Basis determined in accordance with GAAP as at such date.

              "OBLIGATIONS" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Agent or Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Borrower and all obligations of any Borrower to Agent or Lenders to perform acts or refrain from taking any action.

              "ORDERLY LIQUIDATION VALUE" shall mean the orderly liquidation value of a Borrower's Used Equipment as set forth in an appraisal acceptable to Agent and prepared by an appraiser acceptable to Agent.

              "OTHER DOCUMENTS" shall mean the Revolving Credit Notes, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

              "PARENT" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

              "PAYMENT OFFICE" shall mean initially 1290 Avenue of the Americas, New York, New York; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent to be the Payment Office.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation.

              "PDS NEVADA ORIGINAL OWNER" shall mean PDS.

              "PERMITTED ENCUMBRANCES" shall mean (a) Liens in favor of Agent for the benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; PROVIDED, THAT, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Borrowers' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Lender's rights in and to the Collateral or the value of Borrowers' property or assets or which do not materially impair the use thereof in the operation of Borrowers' business; and (i) Liens disclosed on SCHEDULE 1.2.

              "PERSON" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

              "PLAN" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

              "PREPAYMENT DATE" shall have the meaning set forth in Section
13.1 hereof.

              "PRIME RATE" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

              "PROJECTIONS" shall have the meaning set forth in Section 5.5(b) hereof.

              "PURCHASING LENDER" shall have the meaning set forth in Section
16.3 hereof.

              "QUESTIONNAIRE" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Agent.

              "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ., as same may be amended from time to time.

              "REAL PROPERTY" shall mean all of Borrowers' right, title and interest in and to their owned and leased premises.

              "RELEASE" shall have the meaning set forth in Section 5.7(c)(i) hereof.

              "REPORTABLE EVENT" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

              "REQUIRED LENDERS" shall mean Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Advances.

              "REVOLVING CREDIT NOTES" shall mean the promissory notes referred to in Section 2.1(a) hereof.

              "REVOLVING INTEREST RATE" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one percent (1.0%) with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus three and one-quarter percent (3.25%) with respect to Eurodollar Rate Loans, subject to the provisions of Section 3.1 hereof.

              "SENIOR DEBT PAYMENTS" shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Advances hereunder, PLUS, (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances.

              "SETTLEMENT DATE" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

              "SPECIFIED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5(a) hereof.

              "SUBORDINATED PRINCIPAL DEBT PAYMENTS" shall mean and include all cash actually expended to make payments of principal on the Debentures.

              "SUBORDINATED INDEBTEDNESS" shall mean all subordinated indebtedness incurred by PDS under the Subordinated Debt Documentation.

              "SUBORDINATION DEBT DOCUMENTATION" shall mean the Indenture and the Debentures, as in effect on the Closing Date.

              "SUBSIDIARY" shall mean a corporation or other entity in which a Person owns, directly or indirectly, shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity, or other Persons performing similar functions for such corporation or other entity.

              "TAKE DOWN DATE" shall mean the Business Day on which an Advance is made to a Borrower based upon an Eligible Lease.

              "TANGIBLE NET WORTH" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrowers on a Consolidated Basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers on a Consolidated Basis.

              "TERM" shall mean the Closing Date through April __, 2000, as same may be extended in accordance with the provisions of Section 13.1 hereof.

              "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

              "TOXIC SUBSTANCE" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 ET SEQ., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

              "TRANSACTIONS" shall have the meaning set forth in Section 5.5 hereof.

              "TRANSFEREE" shall have the meaning set forth in Section 16.3(b) hereof.

              "UNDRAWN AVAILABILITY" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount MINUS (b) the outstanding amount of Advances.

              "USED EQUIPMENT" shall mean Eligible Leased Equipment purchased by a Borrower in a used condition.

              "WEEK" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

       1.3. UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

       1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II.    ADVANCES, PAYMENTS.

       2.1.   (a)   TOTAL ADVANCES.  Subject to the terms and conditions set
forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Advances to Borrowers (which Advances may be repaid and, subject to the terms and conditions of this Agreement, reborrowed by Borrowers) in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to:

                    (i) the lesser of (A) up to 80% ("Equipment Advance Rate") of the sum of the Discounted Cost of Eligible Leased Equipment (other than Used Equipment) PLUS the lesser of (x) up to the Equipment Advance Rate of the cost of Used Equipment and (y) up to the Equipment Advance Rate of the Orderly Liquidation Value of Used Equipment, or (B) up to 85% ("Lease Advance Rate") of the amount of periodic payments due under the Eligible Leases discounted at the Discount Rate, in each case amortized in equal monthly amounts over 23, 35 or 47 months from each initial Take Down Date depending upon the term of the applicable Equipment Lease (it being the intention of the parties that the amortization schedules be one month less than the lease term, but in no event is the applicable amortization schedule to exceed 47 months) (the "Discounted Value"); PROVIDED, HOWEVER, in no event shall the Discounted Value of Eligible Leases relating to Used Equipment exceed twenty five percent (25%) of the Discounted Value of total Eligible Leases (for purposes of calculations under this Section 2.1(a)), MINUS

                    (ii) such reserves as Agent may reasonably deem proper and necessary from time to time.

       The amount derived from (1) the sum of Sections 2.1(a)(y)(i) MINUS (2)
Section 2.1(a)(y)(ii) at any time and from time to time shall be referred to as the "Formula Amount". The Advances shall be evidenced by secured promissory notes of Borrowers to each Lender ("Revolving Credit Notes") substantially in the form attached hereto as EXHIBIT 2.1(A).

              (b) INDIVIDUAL ADVANCES. Each Lender, severally and not jointly, will make Advances to each Borrower in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of such Borrower's Individual Formula Amount.

       2.2.   PROCEDURE FOR BORROWING; MAXIMUM AMOUNT OF EURODOLLAR RATE LOANS.

              (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. (New York time) on a Business Day of a Borrower's request to incur, on that day, an Advance hereunder, which such notification shall specify whether such requested Advance shall consist of a Domestic Rate Loan or a Eurodollar Rate Loan (which Eurodollar Rate Loan shall be subject to the notice requirement contained in Section 2.2(b) below). Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for an Advance for a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable. Notwithstanding anything contained in this Agreement to the contrary, the aggregate amount of outstanding Eurodollar Rate Loans shall not at any time exceed eighty percent (80%) of the aggregate amount of all outstanding Advances.

              (b) Notwithstanding the provisions of clause "(a)" above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent, on behalf of such Borrower, shall give Agent at least three (3) Business Days' prior written notice which notice shall specify (i) the date of the proposed borrowing (which shall be a Business Day) and (ii) the amount to be borrowed. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default.

       2.3. DISBURSEMENT OF ADVANCE PROCEEDS. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' account on Agent's books. During the Term, Borrowers may use the Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Advances to the extent Lenders make such Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at The Bank of New York, or such other bank as Borrowing Agent may designate following notification to Agent, in federal funds or other immediately available funds or, with respect to Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

       2.4.   REPAYMENT OF ADVANCES.

              (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

              (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectable by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations two
(2) Business Days after Agent's receipt thereof by wire transfer or electronic depositary check or, to the extent applicable, two (2) Business Days after confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h) hereof, that such items of payment have been collected in good funds and finally credited to Agent's account. Agent is not, however, required to credit Borrowers' account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' account for the amount of any item of payment which is returned to Agent unpaid. Payments received by Agent shall be applied as follows: (i) first, to interest on Eurodollar Rate Loans; (ii) second, to interest on Domestic Rate Loans; (iii) third, to the outstanding principal amount of Eurodollar Rate Loans; (iv) fourth, to the outstanding principal amount of Domestic Rate Loans and (v) last, to the remaining Obligations in such order as Agent shall determine.

              (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' account or by making Advances as provided in Section 2.2 hereof.

              (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

       2.5. REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

       2.6. STATEMENT OF ACCOUNT. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be PRIMA FACIE evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

       2.7. ADDITIONAL PAYMENTS. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' account as a Revolving Advance and added to the Obligations.

       2.8.   MANNER OF BORROWING AND PAYMENT.

              (a) Each borrowing of Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

              (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Advances, shall be applied to the Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

              (c) (i) Notwithstanding anything to the contrary contained in Sections 2.8(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Advances shall be advanced by Agent and each payment any Borrower on account of Advances shall be applied first to those Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Advances during such Week exceeds the aggregate amount of new Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Advances.

                    (ii) Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

                    (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

              (d) If any Lender or any Transferee (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

              (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph
(e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Advances hereunder, on demand from Borrowers; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

       2.9. USE OF PROCEEDS. Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, and (ii) to provide for its working capital needs and approved acquisitions of Gaming Device Goods for simultaneous lease under an Eligible Lease.

       2.10.  DEFAULTING LENDER.

              (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

              (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

              (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

              (d) Other than as expressly set forth in this Section 2.10, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.10 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

              (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.


III.   INTEREST AND FEES.

       3.1. INTEREST. Interest on Advances shall be payable in arrears on the last day of each month with respect to Domestic Rate Loans and Eurodollar Rate Loans. Interest charges shall be computed on the actual principal of Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate with respect to Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.

              So long as no Default or Event of Default shall be in existence, the applicable Revolving Interest Rate shall be reduced by one-quarter of one percent (.25%) thirty (30) days after each anniversary date of the Closing Date during the period commencing on the Closing Date and ending on April ___, 1999 (the "Initial Term") in the event:

              (a) the financial statements delivered to Agent in accordance with the terms and provisions of Section 9.7 hereof with respect to the immediately preceding fiscal year of Borrowers reflect that Borrowers on a Consolidated Basis have achieved as at the end of such immediately preceding fiscal year

                    (i) a ratio of Indebtedness for Borrowed Money (other than Subordinated Indebtedness and non-recourse Indebtedness) to Tangible Net Worth in an amount less than or equal to 6.5 to 1.00 as at the end of each fiscal year.

                    (ii) a Funded Debt Ratio not exceeding the ratios opposite such fiscal year end:


       Fiscal Year End               Ratio
       ---------------               -----
       December 31, 1997             2.00 to 1.00
       December 31, 1998             1.60 to 1.00
       December 31, 1999             1.20 to 1.00


              (b) Undrawn Availability (computed as an arithmetic average of the amount of Undrawn Availability as at the end of the months of October, November and December of the fiscal year such computation is made) is at least equal to or greater than the amounts set forth opposite such fiscal year end:


       Fiscal Year End               Amount
       ---------------               ------
       December 31, 1997             $250,000
       December 31, 1998             $500,000
       December 31, 1999             $500,000


(the tests pursuant to the preceding clauses "(a)" and "(b)" shall hereafter be referred to as the "Interest Rate Tests"); and

              (c) A certificate of Borrowers' Chief Financial Officer setting forth the calculations of their compliance with the Interest Rate Tests is delivered to Agent together with the applicable annual financial statements (which certificate shall not be binding on Agent when Agent determines the Interest Rate Tests);

PROVIDED, HOWEVER, if the Revolving Interest Rates are reduced after the first year of the Initial Term but Borrowers do not achieve a reduction after the second year of the Initial Term based on the Interest Rate Tests, then Agent, in its sole discretion, may increase the Revolving Interest Rate by one-quarter of one percent (.25%) and no further rate reductions shall be permitted thereafter.

              Notwithstanding the foregoing, in the event that (A) the amount of outstanding Advances exceeds the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount or (B) the amount of Advances to any Borrower exceeds such Borrower's Individual Formula Amount, then all of the Obligations shall bear interest at the Alternate Base Rate plus one and one-half percent (1.50%), all outstanding Eurodollar Rate Loans shall automatically be converted to Domestic Rate Loans and no additional Eurodollar Rate Loans shall thereafter be made available to any Borrower.

              This paragraph shall not in any manner be deemed to be a consent by Agent or any Lender for Borrowers to have Advances outstanding in excess of what is expressly permitted hereunder (an "Overadvance"), except to the extent Agent or any Lender voluntarily makes an Overadvance to a Borrower at Borrowing Agent's request therefor.

       Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

       3.2.   (a)   CLOSING FEE.  Upon the execution of this Agreement,
Borrowers shall pay to BNYFC for its own account a closing fee of $100,000.

              (b) FACILITY FEE. If, for any month during the Term, the average daily unpaid balance of the Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to (a) from the Closing Date to the first anniversary of the Closing Date, three-eighths of one percent (.375%) per annum, and (b) on and after the first anniversary of the Closing Date, one-half of one percent (.50%) per annum, on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month.

       3.3.   (a)   COLLATERAL MONITORING FEE.  Borrowers shall pay Agent a
collateral monitoring fee equal to $2,500 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

              (b) COLLATERAL EVALUATION FEE. Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral evaluation - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent's benefit - a collateral evaluation fee in an amount equal to $750.00 per day for each person employed to perform such evaluation, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

       3.4. MINIMUM ANNUAL FEES. In the event the total amount of interest and fees (the "Annual Fees") paid by Borrowers to Agent for the benefit of Lenders in any contract year is less than $300,000, Borrowers shall pay to Agent for the benefit of Lenders a fee equal to the difference between $300,000 and the Annual Fees.

       3.5. COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension.

       3.6. MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

       3.7. INCREASED COSTS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

              (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

              (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

              (c) impose on Agent or any Lender any other condition with respect to this Agreement, any Other Documents or any other Eurodollar Rate Loan;

and the result of any of the foregoing is to increase the cost to Agent or Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

       3.8.   CAPITAL ADEQUACY.

              (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or the any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.8 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

              (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.


IV.    COLLATERAL:  GENERAL TERMS

       4.1. SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower, subject to all mandatory provisions of law, including without limitation the Gaming Laws, hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of the Collateral of such Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

       4.2. PERFECTION OF SECURITY INTEREST. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' account as an Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

       4.3. DISPOSITION OF COLLATERAL. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) leases of Leased Equipment under an Assigned Lease and (b) Leased Equipment sold to a Lessee under an Assigned Lease, the proceeds of which sale shall be remitted to Agent in accordance with the terms and provisions of Section 4.15(h).

       4.4. PRESERVATION OF COLLATERAL. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent subject to compliance with all mandatory provisions of law, including without limitation the Gaming Laws: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any

Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral;
(d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' account as an Advance and added to the Obligations.

       4.5. OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest and subject to compliance with all mandatory provisions of law, including without limitation the Gaming Laws: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) the Collateral shall be located as set forth on
SCHEDULE 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the lease of Leased Equipment in accordance with the requirements of this Agreement and the disposition of Leased Equipment to the extent permitted in Section 4.3 hereof.

       4.6. DEFENSE OF AGENT'S AND LENDER'S INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right, subject to the applicable Lessee's right to possession of Leased Equipment under the terms of the applicable Equipment Lease and subject to all mandatory provisions of law, including without limitation the Gaming Laws, to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, goods, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

       4.7. BOOKS AND RECORDS. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful payments due under an Assigned Lease, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants, as shall then be regularly engaged by Borrowers.

       4.8. FINANCIAL DISCLOSURE. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

       4.9. COMPLIANCE WITH LAWS. Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could have a Material Adverse Effect on such Borrower.

       4.10. INSPECTION OF PREMISES. At all reasonable times Agent or any Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

       4.11. INSURANCE. Each Borrower, or the applicable Lessee of Leased Equipment constituting Collateral, shall bear the full risk of any loss of any nature whatsoever with respect to such Leased Equipment. At each Borrower's or the applicable Lessee's own cost and expense in amounts acceptable to Agent (a) such Borrower shall maintain insurance covering the Leased Equipment constituting Collateral with such carriers as are acceptable to Agent; (b) the applicable Lessee shall maintain insurance covering Leased Equipment constituting Collateral with such insurance carriers rated B+ or better from BEST'S ; (c) such Borrower or the applicable Lessee shall furnish Agent with
(i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date and
(ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a loss payee as its interests may appear, and providing (A) that all proceeds thereunder which relate to Leased Equipment constituting Collateral shall be payable to Agent,
(B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under the aforementioned insurance coverage upon prior notice to Borrowing Agent; PROVIDED, HOWEVER, no such notice shall be required during the existence of an Event of Default. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand.

       4.12. FAILURE TO PAY INSURANCE. If any Borrower fails to obtain or cause the applicable Lessee to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrowers' account, and charge Borrowers' account therefor and such expenses so paid shall be part of the Obligations.

       4.13. PAYMENT OF TAXES. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower, Agent and Lenders which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to the Borrowers' account as an Advance and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

       4.14. PAYMENT OF LEASEHOLD OBLIGATIONS. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request, will provide evidence of having done so.

       4.15.  ASSIGNED LEASES.

              (a) NATURE OF ASSIGNED LEASES. Each Assigned Lease shall be a bona fide, enforceable and valid firm term rental obligation or account representing a bona fide indebtedness incurred by the Lessee therein named, for a fixed sum as set forth in the applicable

Assigned Lease (provided immaterial or unintentional errors shall not be deemed to be a breach hereof) with respect to an irrevocable lease of goods upon stated terms of a Borrower. All amounts payable under each Assigned Lease shall be due and owing in accordance with the applicable Borrower's standard terms of lease without dispute, defense, setoff or counterclaim except as may be stated on the lease schedules delivered by Borrowers to Agent.

              (b) SOLVENCY OF LESSEE. As respects each Assigned Lease, each Lessee (i) to the best of each Borrower's knowledge, as of the date each such Assigned Lease is entered into and assigned hereunder, is and will be solvent and able to pay all amounts due and owing thereunder in full when due and (ii) shall be an Approved Lessee.

              (c) LOCATIONS OF BORROWERS. Each Borrower's chief executive office is located at the addresses set forth on SCHEDULE 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Assigned Leases, all such records shall be kept at such executive office.

              (d) COLLECTION. As respects each Assigned Lease, each Lessee shall be obligated to remit the monthly payments due and owing thereunder directly to Agent. In the event such payments are received by any Borrower, such Borrower shall deliver same to Agent in kind with all necessary endorsements on the date of such Borrower's receipt thereof.

              (e) NOTIFICATION OF ASSIGNMENT. As respects each Assigned Lease, each Lessee shall acknowledge, in writing, the assignment of, and Agent's security interest in, such Assigned Lease. Agent shall have the sole right to collect the amounts due and owing under each Assigned Lease directly from the applicable Lessee and take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' account and added to the Obligations.

              (f) POWER OF AGENT TO ACT ON BORROWERS' BEHALF. Subject to all mandatory provisions of law, including without limitation the Gaming Laws, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to Assigned Leases and other Collateral and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any drafts against Lessees, assignments and verifications of Assigned Leases and other Collateral; (iii) to send verifications of Assigned Leases and other Collateral to any Lessee; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Assigned Leases and other Collateral and to file same; (v) to demand payment of amounts due and owing under Assigned Leases and other Collateral; (vi) to enforce amounts due and owing under Assigned Leases and other Collateral by legal proceedings or otherwise; (vii) to exercise all of Borrowers' rights and remedies with respect to the collection of amounts due and owing under Assigned Leases and other Collateral; (viii) to settle, adjust, compromise, extend or renew Assigned Leases and other Collateral; (ix) to settle, adjust or compromise any legal proceedings brought to collect amounts due and owing under Assigned Leases and other Collateral;

(x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Lessee as respects Assigned Leases and other Collateral; (xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Assigned Lease or other Collateral; (xii) to deliver bills of sale covering property and goods subject to Assigned Leases to Lessees thereof who exercise purchase options with respect thereto; and
(xiii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

              (g) NO LIABILITY. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any amounts due and owing under any Assigned Lease or other Collateral or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any amounts due and owing under any Assigned Lease or other Collateral or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. To the extent permitted by applicable law regulating the possession of Gaming Device Goods, Agent is authorized and empowered to accept the return of the goods represented by any amounts due and owing under any Assigned Lease or other Collateral without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

              (h)   ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT.
All proceeds of Assigned Leases and other Collateral which are received by any Borrower shall be immediately delivered by such Borrower to Agent in kind with all necessary endorsements or, at Agent's option, shall be deposited by Borrowers into a lockbox account, dominion account or such other blocked account ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts. Notwithstanding the foregoing, as respect each Assigned Lease, Borrowers shall obtain the agreement of each Lessee to remit payments thereunder to Agent in accordance with the payment directions provided by Agent.

              (i) ADJUSTMENTS. No Borrower will, without Agent's consent, compromise or adjust any Assigned Lease (or extend the time for payment thereof) or amend any Assigned Lease except for those compromises, adjustments, or amendments which have been consented to in writing by Agent, which such consent shall not be unreasonably withheld so long as an Event of Default is not then in existence.

       4.16.  INTENTIONALLY OMITTED.

       4.17. MAINTENANCE OF LEASED EQUIPMENT. The Leased Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Leased Equipment shall be maintained and preserved.

       4.18. EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction (collectively, a "Loss") of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except to the extent such Loss arises from Agent's or any Lender's gross (not mere) negligence or wilful misconduct at a time when such Collateral is in Agent's or such Lender's possession. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any lease, contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

       4.19. ENVIRONMENTAL MATTERS. (a) Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

              (b) Borrowers shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

              (c) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its rights to receive repayment of Advances and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

              (d) Borrowers shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's rights to receive repayment of Advances.

              (e) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any Lien.

              (f) If at any time Agent reasonably believes that the operation or use of the Real Property violates any Environment Law or that a Hazardous Discharge is located at, in, on, under or about the Real Property, the occurrence or existence of which could reasonably be expected to have a Material Adverse Effect, then upon the written request of Agent, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

              (g) Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

              (h) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

       4.20. FINANCING STATEMENTS. Except as respects the financing statements filed by Agent and the financing statements described on SCHEDULE 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.     REPRESENTATIONS AND WARRANTIES.

       Each Borrower represents and warrants as follows:

       5.1. AUTHORITY. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any Collateral of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower or its property is a party or by which it may be bound.

       5.2. FORMATION AND QUALIFICATION. (a) Each Borrower is duly incorporated and in good standing under the laws of the state listed on
SCHEDULE 5.2 and is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

              (b)   The only Subsidiaries of each Borrower are listed on
SCHEDULE 5.2.

       5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or the Other Documents shall be deemed material.

       5.4. TAX RETURNS. Each Borrower's federal tax identification number is set forth on SCHEDULE 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. No Federal, state or local income tax return of any Borrower has been examined or reported upon by any taxing authority. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

       5.5.   FINANCIAL STATEMENTS.

              (a) The balance sheets, statements of income and stockholders' equity and cash flows of Borrowers on a Consolidated Basis for each of Borrowers' fiscal year ending December 31, 1996 (the "Specified Financial Statements") furnished to Agent on the Closing Date are accurate, complete and correct and fairly reflect the financial condition of Borrowers on a Consolidated Basis as of the dates thereof and have been prepared in accordance with GAAP, consistently applied. The Specified Financial Statements have been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrowing Agent. All fiscal year end financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

              (b) The twelve-month balance sheet, statement of income and stockholders' equity and cash flow projections of the Borrowers on a Consolidated Basis as of the Closing Date, copies of which are annexed hereto as EXHIBIT 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Borrowing Agent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The Projections together with the Specified Financial Statements, are referred to as the "Financial Statements".

              (c) The Specified Financial Statements present fairly the financial position of the Borrowers and the results of their operations as of the dates thereof. Since January 31, 1997, there has been no change in the condition, financial or otherwise, of Borrowers as shown on the January 31, 1997 Specified Financial Statements, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

       5.6. CORPORATE NAME. No Borrower has been known by any other corporate name in the past five years and does not sell or lease goods under any other name except as set forth on SCHEDULE 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

       5.7.   O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

              (a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

              (b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

              (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower, which could reasonably be expected to have a Material Adverse Effect; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances (the presence of which could reasonably be expected to have a Material Adverse Effect) are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

       5.8.   SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

              (a) After giving effect to the Transactions, Borrowers will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they is about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

              (b)   Except as disclosed in SCHEDULE 5.8(b), no Borrower has
(i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, and (ii) any liabilities nor indebtedness other than the Obligations.

              (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could have a Material Adverse Effect on Borrower, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

              (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on SCHEDULE 5.8(d) hereto. Except as set forth in SCHEDULE 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under
Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title

IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities,
(vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

       5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on SCHEDULE 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in SCHEDULE 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on SCHEDULE 5.9 hereto.

       5.10. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

       5.11. DEFAULT OF INDEBTEDNESS. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

       5.12. NO DEFAULT. No Borrower is in default in the payment or performance of any of its contractual obligations and no Default has occurred.

       5.13. NO BURDENSOME RESTRICTIONS. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, to be subject to a Lien which is not a Permitted Encumbrance.

       5.14. NO LABOR DISPUTES. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 5.14 hereto.

       5.15. MARGIN REGULATIONS. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

       5.16. INVESTMENT COMPANY ACT. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

       5.17. DISCLOSURE. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which Borrowers have not disclosed to Agent in writing with respect to the Transactions which could have a Material Adverse Effect on any Borrower.

       5.18. DELIVERY OF SUBORDINATED DEBT DOCUMENTATION. Agent has received complete copies of the Subordinated Debt Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

       5.19. SWAPS. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

       5.20. CONFLICTING AGREEMENTS. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

       5.21. APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

       5.22. BUSINESS AND PROPERTY OF BORROWER. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than financing (by true lease, capital lease or loans) gaming equipment and other furniture, fixtures and equipment for casino operations and distribution and remarketing of such used gaming equipment and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.


VI.    AFFIRMATIVE COVENANTS.

       Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

       6.1. PAYMENT OF FEES. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) to the extent applicable, the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in
Section 4.15(h). Agent may, without making demand, charge the account of Borrowers for all such fees and expenses.

       6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business, including, without limitation, all applicable Gaming Laws; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

       6.3. VIOLATIONS. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which may have a Material Adverse Effect on any Borrower.

       6.4. GOVERNMENT RECEIVABLES. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

       6.5. TANGIBLE NET WORTH. Maintain as at the end of each fiscal year of Borrowers set forth below a Tangible Net Worth in an amount greater than or equal to the amounts set forth opposite such fiscal year end:

          Fiscal Year End          Amount
          ---------------          ------
          December 31, 1997        $6,500,000

          December 31, 1998        $7,000,000

          December 31, 1999 and    $8,000,000
          at the end of each
          fiscal year thereafter

       6.6. FIXED CHARGE COVERAGE RATIO. Maintain as at the end of each fiscal year of Borrowers set forth below a Fixed Charge Coverage Ratio equal to or greater than the ratio set forth opposite such fiscal year end:


          Fiscal Year End          Ratio
          ---------------          -----
          December 31, 1997        1.50 to 1.00

          December 31, 1998        1.75 to 1.00

          December 31, 1999 and    2.00 to 1.00
          at the end of each
          fiscal year thereafter

       6.7. LEVERAGE RATIO. Maintain as at the end of each fiscal year of Borrowers a ratio of Indebtedness for Borrowed Money (other than the Subordinated Indebtedness and deferred funds for pending transactions) to Tangible Net Worth in an amount less than or equal to 7.0 to 1.0.

       6.8. EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

       6.9. PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

       6.10. STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

       6.11. INTEREST RATE CAP. At such time the outstanding Advances hereunder equal or exceed $2,000,000, Borrower shall obtain not less than a ten percent (10%) Prime Rate cap on an amount not less than fifty percent (50%) of the Advances which are outstanding from time to time; provided, however, that such interest rate caps shall be purchased in increments of $1,000,000.

       6.12. APPRAISALS. Cause (a) a desktop appraisal of all Leased Equipment subject to an Assigned Lease to be performed at least one (1) time during each fiscal year of Borrowers, or more frequently at Agent's request during the existence of an Event of Default, by an appraiser acceptable in all respects to Agent (the "Appraisal") and (b) a copy of each such Appraisal to be promptly delivered to Agent upon its completion.

       6.13. GAMING LAWS. Borrowers shall provide notice to all applicable Gaming Authorities, to the extent required by the applicable Gaming Law, with appropriate notice of Agent's security interest in the Collateral and each Assigned Lease.

VII.   NEGATIVE COVENANTS.

       No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

       7.1.   MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

              (a) Other than as disclosed on SCHEDULE 7.1(a) attached hereto, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

              (b) Sell, lease, transfer or otherwise dispose of any Collateral, except as permitted by Section 4.3 hereof.

       7.2. CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any Collateral, except Permitted Encumbrances.

       7.3. GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on SCHEDULE 7.3, (b) the endorsement of checks in the ordinary course of business and (c) guarantees of a Lessee's obligations under an Equipment Lease in connection with the assignment of such Equipment Lease for financing purposes.

       7.4. INVESTMENTS. From the proceeds of an Advance, purchase or acquire obligations or stock of, or any other interest in, any Person, except
(a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating);
(c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

       7.5. LOANS. From the proceeds of an Advance, make advances, loans or extensions of credit (collectively, "Extensions of Credit") to any Person, including without limitation, any Parent, Subsidiary or Affiliate, except to the extent any Equipment Lease transaction between a Borrower and a Lessee is deemed to constitute an Extension of Credit.

       7.6. CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases, other than those under which any Borrower is the lessor) in any fiscal year in an amount in excess of $500,000.

       7.7. DIVIDENDS. Without Agent's prior written consent, which shall not be unreasonably withheld, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower.

       7.8. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; (iii) Indebtedness due under the Subordinated Debt Documentation and other Indebtedness subordinated in favor of Lenders on terms and conditions acceptable to Agent; and (iv) Indebtedness arising in connection with the extension of credit by a Person to any Borrower secured by assets (other than the Collateral) of such Borrower.

       7.9. NATURE OF BUSINESS. Substantially change the nature of the business as set forth in Section 5.22, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

       7.10. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

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

       7.11. LEASES. (a) Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $500,000 in any one fiscal year.

              (b) Enter as lessor into any Equipment Lease with respect to which an Advance is requested hereunder unless such Equipment Lease is an Eligible Lease.

       7.12.  SUBSIDIARIES.

              (a) Without Agent's prior written consent, which shall not be unreasonably withheld, form any Subsidiary. Agent acknowledges that in the ordinary course of its business PDS may need to form a Subsidiary in each jurisdiction to obtain a license to lease Gaming Device Goods.

              (b) Without Agent's prior written consent, which shall not be unreasonably withheld, enter into any partnership, joint venture or similar arrangement.

       7.13. FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

       7.14. PLEDGE OF CREDIT. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

       7.15. AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws, except to the extent any such amendment, modification or waiver (i) is required by law or (ii) could not reasonably be expected to have a Material Adverse Effect.

       7.16. COMPLIANCE WITH ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

       7.17. DEBENTURES. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Debenture, except as expressly permitted by the terms of such Debenture as in effect on the Closing Date.


VIII.  CONDITIONS PRECEDENT.

       8.1. CONDITIONS TO INITIAL ADVANCES. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

              (a) NOTE. BNYFC shall have received its Revolving Credit Note duly executed and delivered by an authorized officer of each Borrower;

              (b) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

              (c) CORPORATE PROCEEDINGS OF BORROWERS. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing
(i) the execution, delivery and performance of this Agreement, the Revolving Credit Notes, any related agreements (collectively the "Documents") and (ii) the granting by each Borrower of the Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

              (d) INCUMBENCY CERTIFICATES OF BORROWERS. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

              (e) CERTIFICATES. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

              (f) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for each Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

              (g) LEGAL OPINION. Agent shall have received the executed legal opinion of Dorsey & Whitney LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Revolving Credit Notes, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

              (h) NO LITIGATION. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Documents or any of the Transactions and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect on any Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

              (i) FINANCIAL CONDITION CERTIFICATES. Agent shall have received an executed Officers Certificate substantially in the form of Exhibit 8.1(i) hereof;

              (j) COLLATERAL EXAMINATION. Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to Agent;

              (k) FEES. Agent shall have received all fees payable to Agent and Lenders, and Hahn & Hessen LLP shall have received an "on account" payment of outstanding legal fees and disbursements, on or prior to the Closing Date pursuant to Article III hereof;

              (l) FINANCIAL STATEMENTS. Agent shall have received a copy of the Financial Statements which shall be satisfactory in all respects to Agent;

              (m) OTHER DOCUMENTS. Agent shall have received all Other Documents, each in form and substance satisfactory to Agent;

              (n) INSURANCE. To the extent an Advance is requested on the Closing Date, Agent shall have received, as respects all Collateral consisting of Assigned Leases, loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee covering such Collateral;

              (o) PAYMENT INSTRUCTIONS. To the extent an Advance is requested on the Closing Date, Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

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

              (p) CONSENTS. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

              (q) NO ADVERSE MATERIAL CHANGE. (i) Since January 31, 1997, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of any Borrower,
(y) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

              (r) SUBORDINATED DEBT DOCUMENTATION. Agent shall have received final executed copies of the Subordinated Debt Documentation which shall contain such terms and provisions including, without limitation, subordination terms, satisfactory to Agent;

              (s) NET WORTH. Agent shall have received the January 31, 1997 Specified Financial Statements reflecting the sum of Tangible Net Worth plus Subordinated Indebtedness of at least $7,500,000;

              (t) CONTRACT REVIEW. Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

              (u) CLOSING CERTIFICATE. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

              (v) BORROWING BASE. To the extent an Advance is requested on the Closing Date, Agent shall have received evidence from Borrowers that borrowing base availability under Section 2.1(a) is sufficient to support Advances in the amount requested by Borrowers on the Closing Date;

              (w) ORIGINAL CHATTEL PAPER. As respects all Assigned Leases, Agent shall have received all executed originals thereof and all original chattel paper relating thereto; and

              (x) OTHER. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, Lenders and their counsel.

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

       8.2. CONDITIONS TO EACH ADVANCE. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

              (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date PROVIDED, HOWEVER that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

              (c) MAXIMUM ADVANCES. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

              (d) ORIGINAL CHATTEL PAPER. As respects all Assigned Leases, Agent shall have received all executed originals thereof and all original chattel paper with respect thereto.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX.    INFORMATION AS TO BORROWERS.

       Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

       9.1. DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Lessee or other obligor.

       9.2. SCHEDULES. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) lease receivable ageings for all Assigned Leases, and (b) Leased Equipment reports, provided, however, at Agent's option, the Assigned Lease receivable ageings shall be reported to Agent electronically on a daily basis. In addition, each Borrower will deliver to Agent, in each case with respect to the Collateral, at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Lessee's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Assigned Leases and amounts owing thereunder by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

       9.3. ENVIRONMENTAL CERTIFICATE. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President and/or Chief Financial Officer of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

       9.4. LITIGATION. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may have a Material Adverse Effect on any Borrower.

       9.5. MATERIAL OCCURRENCES. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Subordinated Debt Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Debt Documentation; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Borrower which might have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

       9.6. GOVERNMENT RECEIVABLES. Notify Agent immediately if any amounts payable under any Assigned Lease arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

       9.7. ANNUAL FINANCIAL STATEMENTS. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a Consolidated Basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Coopers & Lybrand or such other independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants").
The audit report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 7.6. In addition, the reports shall be accompanied by a certificate of the President and/or Chief Financial Officer of each Borrower which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 7.6 hereof.

       9.8.   QUARTERLY FINANCIAL STATEMENTS.  Furnish Agent within forty-five
(45) days after the end of each fiscal quarter of Borrowers, an unaudited balance sheet and statement of income and cash flow of Borrowers on a Consolidated Basis and unaudited balance sheet and statement of income of each Borrower and Subsidiary reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default.

       9.9. MONTHLY FINANCIAL STATEMENTS. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet and statement of income of Borrowers on a Consolidated Basis and unaudited balance sheet and statement of income of each Borrower and Subsidiary reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default.

       9.10. OTHER REPORTS. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders and/or the Securities and Exchange Commission and (ii) copies of all notices sent pursuant to the Subordinated Debt Documentation.

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       9.11.  ADDITIONAL INFORMATION.  Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Revolving Credit Notes have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, if any, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

       9.12.  PROJECTED OPERATING BUDGET.  Furnish Agent, no later than thirty
(30) days prior to the beginning of each Borrower's fiscal years commencing with fiscal year 1997, a month by month projected operating budget and cash flow of Borrowers on a Consolidated Basis, (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

       9.13.  INTENTIONALLY OMITTED.

       9.14. NOTICE OF SUITS, ADVERSE EVENTS. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

       9.15. ERISA NOTICES AND REQUESTS. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member

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of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated,
(b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

       9.16. ADDITIONAL DOCUMENTS. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.     EVENTS OF DEFAULT.

       The occurrence of any one or more of the following events shall constitute an "Event of Default":

       10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or any Other Document when due;

       10.2. any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

       10.3. failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

       10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against any of the Collateral;

       10.5. failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and any Lender;

       10.6. any judgment is rendered or judgment liens filed against any Borrower for an amount in excess of $50,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

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

       10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors,
(iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

       10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

       10.9. any Affiliate or any Subsidiary of any Borrower, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, administrative receiver, administrator custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

       10.10. any change in any Borrower's condition or affairs (financial or otherwise) which in Lenders' opinion impairs the Collateral or the ability of any Borrower to perform its Obligations under this Agreement;

       10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

       10.12. an event of default has occurred and been declared under the Subordinated Debt Documentation which default shall not have been cured or waived within any applicable grace period and for which the holder of the Subordinated Indebtedness is permitted to take action under the Indenture as in effect on the Closing Date;

       10.13. a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which could reasonably be expected to have a Material Adverse Effect which default is not cured within any applicable grace period;

       10.14. termination or breach of any guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any guarantor attempts to terminate, challenges the validity of, or its liability under, any such guaranty or similar agreement;

       10.15. any Change of Ownership shall occur;

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

       10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

       10.17. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent, and the occurrence of any of the events referenced in this clause "(i)" could reasonably be expected to have a Material Adverse Effect; or (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty
(30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect;

       10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lenders, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents; or

       10.19. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Lenders be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lenders, could have a Material Adverse Effect on any Borrower.


XI.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

       11.1. RIGHTS AND REMEDIES. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence of any Event of Default, subject to all mandatory provisions of law, including without limitation the Gaming Laws, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Lenders at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission, without charge, to use all of Borrowers' trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

       11.2. AGENT'S DISCRETION. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

       11.3. SETOFF. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent, any Lender or by the Bank to reduce the Obligations.

       11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII.   WAIVERS AND JUDICIAL PROCEEDINGS.

       12.1. WAIVER OF NOTICE. Each Borrower hereby waives notice of non-payment of any amounts due and owing under any Assigned Leases or other Collateral, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

       12.2. DELAY. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

       12.3. JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.  EFFECTIVE DATE AND TERMINATION.

       13.1. TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party ninety (90) days prior written notice. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date") Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) $600,000 if the Prepayment Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $400,000 if the Prepayment Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $200,000 if the Prepayment Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.

       13.2. TERMINATION. The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Borrower's respective account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.


XIV.   REGARDING AGENT.

       14.1. APPOINTMENT. Each Lender hereby designates BNYFC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.2(a) and 3.3), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of any Revolving Credit Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

       14.2. NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their willful misconduct or gross (not mere) negligence, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

       14.3. LACK OF RELIANCE ON AGENT AND RESIGNATION. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof.
Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

       Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

       Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

       14.4. CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

       14.5. RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

       14.6. NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

       14.7. INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Loan Document; PROVIDED THAT, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct or gross (not mere) negligence.

       14.8. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

       14.9. DELIVERY OF DOCUMENTS. To the extent Agent receives documents and information from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

       14.10. BORROWERS' UNDERTAKING TO AGENT. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall PRO TANTO satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.


XV.    BORROWING AGENCY.

       15.1.  BORROWING AGENCY PROVISIONS.

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

              (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

              (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

              (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

       15.2. WAIVER OF SUBROGATION. Until payment in full of all Obligations and irrevocable termination of this Agreement, each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.


XIV.   MISCELLANEOUS.

       16.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this

Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

       16.2. ENTIRE UNDERSTANDING. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

              (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this
Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:

                    (i)  increase the Commitment Percentage of any Lender;

                    (ii) increase the Maximum Revolving Advance Amount;

                    (iii) extend the maturity of any Revolving Credit Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

                    (iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b);

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

                    (v) release any Collateral during any calendar year having an aggregate value in excess of $250,000; or

                    (vi) change the rights and duties of Agent.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

       16.3.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

              (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

              (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

              (c) With the prior written consent of Borrowing Agent, which shall not be unreasonably withheld, any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

              (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

              (e) Borrowers authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

       16.4. APPLICATION OF PAYMENTS. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

       16.5. INDEMNITY. Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

       16.6. NOTICE. Any notice or request hereunder may be given to any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier,
(c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

       (A)  If to Agent at:          BNY Financial Corporation
                                     1290 Avenue of the Americas
                                     New York, New York 10104
                                     Attention:  Robert V. Love
                                     Telephone:     (212) 408-4086
                                     Telecopier:    (212) 408-4317

              with a copy to:        Hahn & Hessen LLP
                                     350 Fifth Avenue
                                     New York, New York 10118-0075
                                     Attention: Steven J. Seif, Esq.
                                     Telephone:     (212) 736-1000
                                     Telecopier:    (212) 594-7167

       (B) If to a Lender other than Agent, as specified on the signature pages hereof

       (C)  If to Borrowing          PDS Financial Corporation
            Agent or Borrowers,      6442 City West Parkway
            at:                      Suite 300
                                     Minneapolis, Minnesota 55344
                                     Attention: David R. Mylrea, Esq.
                                     Telephone:   (612) 941-9500
                                     Telecopier:  (612) 941-9320

              with a copy to:        Dorsey & Whitney LLP
                                     220 South Sixth Street
                                     Minneapolis, Minnesota  55402

                                     Attention: Paula Rindels, Esq.
                                     Telephone:   (612) 343-7983
                                     Telecopier:  (612) 340-2644


       16.7. SURVIVAL. The obligations of Borrowers under Sections 3.7, 3.8, 4.19(g), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

       16.8. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

       16.9. EXPENSES. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' account and shall be part of the Obligations.

       16.10. INJUNCTIVE RELIEF. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

       16.11. CONSEQUENTIAL DAMAGES. Neither Agent, any Lender nor any agent or attorney for any of them shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

       16.12. CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

       16.13. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

       16.14. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

       16.15. CONFIDENTIALITY. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature; PROVIDED, HOWEVER, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; PROVIDED, FURTHER that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been irrevocably terminated.

       16.16. SENIOR DEBT. Each Borrower hereby acknowledges that, for purposes of the Subordinated Debt Documentation, the Obligations shall constitute senior debt.

       Each of the parties has signed this Agreement as of the day and year first above written.

                                      PDS FINANCIAL CORPORATION


                                      By:
                                         --------------------------------
[SEAL]                                Its:
                                          -------------------------------

                                      6442 City West Parkway
                                      Suite 300
                                      Minneapolis, Minnesota  55344


                                      PDS FINANCIAL CORPORATION-NEVADA


                                      By:
                                         --------------------------------
[SEAL]                                Its:
                                          -------------------------------


                                      -----------------------------------
                                                         Address


                                      BNY FINANCIAL CORPORATION, as Lender
                                      and as Agent


                                      By:
                                         -------------------------------
                                      Its:
                                          ------------------------------

                                      1290 Avenue of the Americas
                                      New York, New York 10104

                                      Commitment Percentage:  100%

STATE OF           )
                   ) ss.
COUNTY OF          )


      On this _____ day of ______________, 1997, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PDS Financial Corporation, the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                      -------------------------------
                                               NOTARY PUBLIC


STATE OF           )
                   ) ss.
COUNTY OF          )


      On this _____ day of ______________, 1997, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PDS Financial Corporation--Nevada, the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.


                                      -------------------------------
                                               NOTARY PUBLIC


STATE OF           )
                   ) ss.
COUNTY OF          )


      On this _____ day of ______________, 199_, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of BNY FINANCIAL CORPORATION, the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.


                                      -------------------------------
                                               NOTARY PUBLIC